Exhibit 23.2      Consent of Independent Auditors


                   (Letterhead of Timothy L. Steers, CPA, LLC)

         We consent to the incorporation by reference in the foregoing Registration Statement on Form S-8 of Trimfast Group, Inc. of our report dated March 9, 2004 on our audits of the balance sheets of Trimfast Group, Inc. as of December 31, 2003 and 2002 and the related statements of operations, stockholders' equity (deficit) and cash flows for each of the years the ended, which report appears in the Annual Report on Form 10-KSB.


                                           /s/ Timothy L. Steers

December 29, 2004
Portland, Oregon










































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